                                                                   Exhibit 99(c)

Press Contact:  Janet Skidmore            Investor Contact:   Mark Stejbach
                (908) 423-3046                                (908) 423-5185

                Chris Loder
                (908) 423-3786

                  BROADENED PORTFOLIO OF BREAKTHROUGH MEDICINES
                            WILL DRIVE MERCK'S GROWTH

- LARGE IN-LINE FRANCHISES RANK NO. 1 OR NO. 2 IN WORLDWIDE SALES IN THEIR CLASS; OUTCOMES STUDIES CONTINUE TO DEMONSTRATE CLINICAL BENEFITS

- COMPANY PLANS TO EXPAND ITS EXISTING FRANCHISES AND ENTER NEW THERAPEUTIC CATEGORIES WITH NOVEL COMPOUNDS

-    NEW CYCLE OF MEDICINES AND VACCINES EXPECTED TO BE FILED OR LAUNCHED BY
     2006

WHITEHOUSE STATION, N.J., Dec. 10, 2002 - Merck & Co., Inc. expects to deliver double-digit growth in its core pharmaceutical business in 2003 by continuing to demonstrate the clinical benefits of its in-line franchises and broadening its portfolio of breakthrough medicines, Merck Chairman, President and CEO Raymond V. Gilmartin told more than 300 securities analysts today at the company's Annual Business Briefing.

      "Merck's strategy of discovering drugs that provide significant clinical benefits and bringing them to market in an efficient, responsible and ethical way provides the maximum benefits for patients and creates the greatest value for shareholders. In today's environment, the successful companies will be those who have the best science and conduct themselves ethically and with integrity," Mr. Gilmartin told the analysts.

      "Our large in-line franchises - ZOCOR, VIOXX, FOSAMAX, COZAAR/HYZAAR and SINGULAIR - are successful because we have demonstrated their clinical benefits to physicians, patients and payors," Mr. Gilmartin added. "Together, these products will drive our growth in 2003. Moving forward, we plan to broaden our portfolio of medicines by expanding our current franchises and moving into new therapeutic categories."

      Merck expanded its cholesterol-modifying franchise in October with the approval of ZETIA, a cholesterol absorption inhibitor from Merck/Schering-Plough Pharmaceuticals, and the partnership anticipates filing a New Drug Application
(NDA) with the U.S. Food and Drug Administration (FDA) for a ZETIA/ZOCOR combination tablet in late 2003. Merck also plans to expand its respiratory franchise early next year with a seasonal allergic rhinitis indication for SINGULAIR - SINGULAIR AR - that is expected to be the first new treatment class for allergic

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rhinitis in more than a decade. The FDA currently is reviewing a supplemental
New Drug Application for SINGULAIR AR and Merck anticipates receiving regulatory approval by early 2003. Merck also has broadened its arthritis and pain franchise with ARCOXIA, which has been launched in 19 countries in Europe and Latin America and is expected to launch in other countries throughout 2003. Merck anticipates filing an NDA in the United States for ARCOXIA in the second half of 2003.

      In addition to expanding existing franchises, Merck plans to increase its product portfolio by developing novel mechanisms in new therapeutic areas. Merck's late-stage pipeline includes EMEND (aprepitant) for the treatment of Chemotherapy Induced Nausea and Vomiting (CINV), which recently received priority review by the FDA, as well as compounds in Phase III testing -- MK-767, a diabetes compound licensed from Kyorin, aprepitant (depression), ARCOXIA (arthritis and pain), ZOCOR/ZETIA, (cholesterol management), Human Papillomavirus vaccine (cervical cancer), ROTATEQ (rotavirus) and shingles vaccine (zoster).

      Earlier stage pipeline products include novel compounds in new therapeutic areas, including a GABA-A a2/a3 agonist for anxiety and a PDE-4 inhibitor for respiratory disease. Merck also announced that its HIV/AIDS programs, an integrase inhibitor and an HIV vaccine, continue to show promise in development. Presenting data on some of the company's early-stage pipeline, Dr. Peter Kim, executive vice president of Merck Research Laboratories and successor to MRL President Dr. Edward M. Scolnick, said, "We are driving productivity in our pipeline by leveraging our talent, new technologies, and improved processes."

      Dr. Kim also described a series of new approaches being implemented throughout the Merck laboratories to improve the probability of success in the development process. Using new strategies and advanced technologies, such as molecular profiling, researchers can make decisions earlier in development to determine which compounds are the most promising candidates. Through these efforts, Merck has demonstrated pharmacological proof-of-concept in humans -- a key biomarker in determining whether to move forward in clinical development -- with new compounds in cancer, Alzheimer's disease, obesity, HIV and diabetes.

      Merck's approach to external alliances continues to demonstrate its success. Two of Merck's large in-line franchises - FOSAMAX and COZAAR/HYZAAR - resulted from external collaborations. ZETIA was developed in partnership with the Schering-Plough Corporation and MK-767 was licensed from Kyorin at an early stage. Merck already is taking advantage of the technological and scientific potential of Rosetta Inpharmatics, a Seattle-based genomics company that Merck acquired last year, by integrating genomics tools throughout the research process. In addition, the acquisition of Sibia Neurosciences, a San Diego company, allowed Merck to expand its neurosciences expertise. Merck will continue to pursue opportunities to develop external collaborations.


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                                       3


      "At Merck, we're turning excellence in our labs into value for our shareholders," Mr. Gilmartin said. "Our focus is on developing true advances in patient care with proven clinical outcomes. In this environment, scientific innovation and excellence will prevail. Our track record in recruiting and hiring the best talent, locating our research facilities near academic centers and expanding external alliances speaks for itself."

IN-LINE FRANCHISES DEMONSTRATE SUCCESS OF THE MERCK STRATEGY

     In a highly competitive and ever-changing environment, where managed care organizations in the United States and governments throughout the world are demanding greater value, Merck is achieving success by demonstrating advances in patient care through outcomes studies.

      "ZOCOR, VIOXX, FOSAMAX, SINGULAIR and COZAAR/HYZAAR are either No. 1 or No. 2 in worldwide sales in their class," Mr. Gilmartin said. "They represent true advances in patient care and they have proven clinical outcomes. As a result, these medicines expand market potential, drive growth, strengthen our competitive advantage, provide access to formularies and improve our ability to negotiate price with managed care accounts and major European countries."

      ZOCOR, Merck's largest-selling medicine and one of the most prescribed cholesterol-modifying medicines worldwide, currently is experiencing growth in Europe because of the results of Oxford University's Heart Protection Study
(HPS), the largest study ever using a cholesterol-modifying medicine. HPS found that ZOCOR 40 mg saved lives by significantly reducing the risk of heart attack and stroke in a broad range of high-risk patients. Merck has filed a supplemental NDA with the FDA to incorporate data from HPS in the label for ZOCOR in the U.S.

      ZETIA, from Merck/Schering-Plough Pharmaceuticals, is the first new approach to lowering cholesterol in 15 years. ZETIA offers a new treatment paradigm, lowering cholesterol by a different but complementary action to ZOCOR and other statins. In clinical studies, ZETIA added to a statin has demonstrated superior efficacy in comparison with a statin alone in helping patients reach their cholesterol goals. ZETIA was just launched in November in the U.S. and in Germany where it is marketed under the trade name EZETROL.

      VIOXX, Merck's once-a-day COX-2 selective medicine, is the No. 1 prescribed arthritis pain medication in many markets worldwide. VIOXX offers powerful relief with once-a-day dosing and is the only coxib proven to reduce the risk of clinically important gastrointestinal (GI) side effects compared to naproxen. VIOXX has achieved exclusive formulary status covering an additional 15 million lives since the GI outcomes data from the landmark 8,000-patient VIOXX Gastrointestinal Outcomes Research (VIGOR) study were added to its label. The label


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                                       4


also was revised to include cardiovascular data from VIGOR. Merck will gain additional cardiovascular data with VIOXX through ongoing and new clinical trials.

      ARCOXIA has been launched in 19 countries throughout the world including the United Kingdom, Sweden, Ireland, Mexico, Peru, Brazil, Ecuador, Singapore and New Zealand. It is currently in development for a wide range of indications, including osteoarthritis, rheumatoid arthritis, chronic pain, acute pain, dysmenorrhea (menstrual pain), acute gouty arthritis and ankylosing spondylitis.

      FOSAMAX, the No. 1 prescribed osteoporosis medicine worldwide for the treatment of postmenopausal osteoporosis, is the only medicine indicated to reduce the risk of osteoporotic hip and spine fractures. FOSAMAX Once Weekly continues to drive growth in the large, undertreated osteoporosis market around the world. In addition, FOSAMAX has achieved formulary access with 95 percent of major managed care organizations in the United States.

      SINGULAIR, Merck's once-a-day tablet for asthma control, is the No. 1 asthma controller in terms of total prescriptions in the United States and is the most widely used medicine of its kind (leukotriene antagonist) in the world.

      COZAAR and HYZAAR are the No. 1 prescribed AIIAs worldwide in the treatment of hypertension. COZAAR is experiencing new growth in Europe based on the results of the Losartan Intervention for Endpoint Reduction in Hypertension
(LIFE) study, which found that use of COZAAR significantly reduced the combined risk of cardiovascular death, heart attack and stroke in patients with hypertension and left ventricular hypertrophy (LVH) compared to the beta-blocker atenolol. An analysis of the treatment effect by ethnicity suggested that black patients treated with atenolol were at a lower risk of experiencing cardiovascular death, heart attack and stroke compared to patients treated with COZAAR, even though both drugs lowered blood pressure to a similar degree. Merck has submitted a supplemental NDA to the FDA for COZAAR based on the results of the LIFE trial.

BROADENING THE PORTFOLIO WITH NOVEL COMPOUNDS IN NEW THERAPEUTIC CATEGORIES

      Merck's late-stage development pipeline includes novel compounds in new therapeutic categories. These investigational medicines are progressing in Phase III and have the potential to address large markets with unmet medical needs. They also represent significant commercial opportunity.

      EMEND (aprepitant), which is in Phase III for ACUTE AND DELAYED CINV, represents the first new option to prevent CINV in 10 years. EMEND, which offers a new approach to an existing but unsatisfied market, is expected to receive regulatory approval in 2003.

      Merck's Substance P Antagonist is also in Phase III for DEPRESSION. It potentially will be the first new option to treat depression in more than a decade, and studies have demonstrated

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                                       5


proof of efficacy and tolerability. Some 45 million Americans (17 percent of the population) suffer from depression.

      Also in Phase III is MK-767, the former KRP-297 that is being developed with Kyorin. MK-767 will potentially be the first of its class to treat GLUCOSE CONTROL and DYSLIPIDEMIA in patients with Type 2 diabetes. Approximately 120 million patients worldwide suffer from diabetes, including some 16 million Americans. More than 80 percent of mortalities in diabetics are the result of cardiovascular disease.

      Merck's investigational HUMAN PAPILLOMAVIRUS (HPV) VACCINE has the potential to be the first vaccine to prevent HPV infection and is expected to have the broadest HPV coverage of vaccines currently known to be in development. HPV infection can lead to the development of cervical cancer. In a study published in the Nov. 21 edition of The New England Journal of Medicine, an analysis of two years' data showed that the vaccine reduced the incidence of HPV 16 infection in 100 percent of women who had not been previously infected with HPV 16. There are approximately 470,000 cases of cervical cancers worldwide and 225,000 women die from cervical cancer each year. About 50 million adolescent and adult females in the United States are at risk for HPV infection. Dr. Kim noted that there are competing claims to intellectual property in the HPV field, but the company is confident that the claims will not delay Merck's program.

      The company is also in Phase III clinical trials for its SHINGLES (ZOSTER) VACCINE and ROTAVIRUS VACCINE. The shingles vaccine is being developed for the prevention of herpes/zoster, which affects up to one million adults each year in the U.S. The rotavirus vaccine is being developed for the prevention of infant diarrhea and dehydration caused by rotavirus. There currently are no rotavirus vaccines or anti-viral treatments on the market. Each year in the U.S. more than $1 billion in direct and indirect costs are associated with rotavirus.

      Merck is in Phase II clinical development with its novel GABA-A a2/a3 Agonist, potentially the first in class, for the treatment of ANXIETY. Approximately 40 million Americans suffer from anxiety.

      Merck's Phosphodiesterase-4 Inhibitor, a novel anti-inflammatory, oral, once-daily treatment for ASTHMA, is in Phase II clinical development and the same agent is in Phase II testing for the treatment of CHRONIC OBSTRUCTIVE PULMONARY DISEASE (COPD). Asthma and COPD each affects approximately 20 million Americans.

      Merck's HIV INTEGRASE INHIBITOR is now in Phase I and the company expects to begin Phase I trials worldwide in 2003 for an HIV VACCINE that expresses multiple HIV-1 genes.


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                                       6


MERCK'S EXTERNAL ALLIANCES AND FINANCIAL STRATEGY CONTRIBUTE TO SHAREHOLDER RETURNS

      Merck has a successful history of external alliances, which have enhanced the company's product portfolio and contributed to shareholder returns. Going forward, the company plans to continue its pursuit of alliances from early-stage to late-stage product opportunities including joint ventures and targeted acquisitions. Judy C. Lewent, Merck's executive vice president and chief financial officer, said, "Merck has redefined its structure to enable us to evaluate a broad spectrum of possible collaborations and to respond quickly to opportunities in the marketplace. Our activity in this area has increased significantly over the past two years and we see this strategy of increasing importance in the future."

      In presenting the company's financial overview, Ms. Lewent noted that the company has a strong focus on driving shareholder value through investments in research, marketing and external alliances, supplemented by operational excellence initiatives across the business to ensure that the company's cost structure is as efficient as possible.

      "Merck has demonstrated its commitment to shareholder value by returning 100 percent of its net income to shareholders through a combination of dividends and treasury stock over the past five years, while retaining the highest-quality capital structure," said Ms. Lewent.

      For the first nine months of 2002, Merck total sales were up 8 percent. Merck's earnings per share were $2.31 for the first nine months of 2002. The company stated on Dec. 5, 2002, that it continues to expect full-year 2002 earnings per share (EPS), on an as-reported basis, to be at the same level as 2001 results. The 2002 as-reported EPS will be affected by the benefit from the implementation of FAS 142 regarding goodwill amortization, most of which relates to Merck's 1993 acquisition of Medco Health. Merck also reaffirmed that the 2002 guidance for all of the income statement items forecasted on Oct. 18, 2002, is still appropriate. Details on the income statement items forecasted on Oct. 18, 2002, can be found in the company's third quarter sales and earnings release, which was filed with the Securities and Exchange Commission as an exhibit to a Form 8-K on the same day.

      For 2003, Merck expects full-year 2003 consolidated EPS of $3.40 to $3.47. The full-year guidance reflects the company's continued expectation for double digit EPS growth in the core pharmaceuticals business and includes a full year of net income from Medco Health Solutions, Inc. However, the company's intention to separate the Medco Health business in mid-2003, subject to market conditions, remains unchanged. After the separation has occurred, Medco Health's historical results up through the separation date will be presented in the company's consolidated financial statements as Discontinued Operations, and Merck will adjust its 2003 consolidated earnings expectations to reflect the separation, as appropriate. Elements of 2003 guidance initially provided by the Company on Dec. 5 are set forth in an attachment.


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                                       7


ABOUT MERCK

      Merck & Co., Inc. is a leading research-driven pharmaceutical products and services company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures.

ABOUT MEDCO HEALTH SOLUTIONS, INC.

      Medco Health Solutions, Inc. (www.medcohealth.com) is the nation's leading provider of prescription healthcare services, based on the $29 billion in drug spend the company managed for its clients in 2001. Formerly known as Merck-Medco, Medco Health is a wholly owned and independently managed subsidiary of Merck & Co., Inc., and assists its clients to moderate the cost and enhance the quality of prescription drug benefits provided to 65 million Americans nationwide.

      This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the cautionary statements in Item 1 of our Form 10-K for the year ended Dec. 31, 2001, and in our periodic reports on Form 10-Q and Form 8-K (if any) which we incorporate by reference.

                                   # # #


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                                       8


                            MERCK FINANCIAL GUIDANCE
                                    FOR 2003

Worldwide (WW) net sales will be driven by the company's major inline products, including the impact of new studies and indications. Sales forecasts for those products for 2003 are as follows:

                                                                          WORLDWIDE
      PRODUCT                  THERAPEUTIC CATEGORY                    2003 NET SALES
      -------                  --------------------                ------------------
      ZOCOR                    Cholesterol modifying               $5.6 to $5.9 billion
      Coxibs                   Arthritis and Pain                  $2.6 to $2.8 billion
      (VIOXX and ARCOXIA)
      FOSAMAX                  Osteoporosis                        $2.6 to $2.8 billion
      COZAAR/HYZAAR            Hypertension                        $2.4 to $2.6 billion
      SINGULAIR                Asthma and (anticipated) Allergic   $2.0 to $2.3 billion
                               Rhinitis*

*An sNDA (supplemental New Drug Application) for an allergic rhinitis indication for SINGULAIR was filed in 1Q02. This guidance assumes approval of the sNDA and sales of SINGULAIR for allergic rhinitis.

- Under an agreement with AstraZeneca (AZN), Merck receives supply payments at predetermined rates on the U.S. sales of certain products by AZN, most notably PRILOSEC and NEXIUM. Merck anticipates that the total supply payments that the company receives from AZN will decline in 2003 at a mid-single digit percentage rate.

- The income contribution related to the Merck and Schering-Plough collaboration will be negative in 2003. This reflects that sales of ezetimibe will be more than offset by launch expenses for the product and ongoing joint venture R&D spending. The results of the Merck and Schering-Plough collaboration are combined with the results of Merck's other joint venture relationships and reported, in the aggregate, as Equity Income from Affiliates.

THE COMPANY ALSO ANNOUNCED 2003 GUIDANCE FOR THE FOLLOWING ITEMS:

- Merck continues to expect that manufacturing productivity will offset inflation on product cost in the core pharmaceuticals business.

- Research and Development expense (which excludes joint ventures) is estimated to grow 10 percent to 12 percent over the full-year 2002 expense.

- Consolidated Marketing and Administrative expense for 2003 is estimated to grow at a mid-single digit percentage rate over the full-year 2002 expense.

- The consolidated 2003 tax rate is estimated to be approximately 29.5 percent to 30.5 percent.

- Merck plans to continue its stock buyback program during 2003. As of Sept. 30, 2002, $11.8 billion remains under the current buyback authorizations approved by Merck's Board of Directors.

- Medco Health net income on a stand-alone basis is estimated to grow 20 percent to 25 percent for full-year 2003.

Given these guidance elements, Merck & Co., Inc. anticipates full-year 2003 consolidated earnings per share (EPS) of $3.40 to $3.47. The full-year guidance reflects the company's continued expectation for double digit EPS growth in the core pharmaceuticals business and includes a full year of net income from Medco Health Solutions, Inc. However, the company's intention to separate the Medco Health business in mid-2003, subject to market conditions, remains unchanged. For the period prior to the separation, Merck will continue its practice, begun in 2002, of providing additional disclosure detailing the results of both its core pharmaceuticals business and its Medco Health business on a stand-alone basis. After the separation has occurred, Medco Health's historical results up through the separation date will be presented in the company's consolidated financial statements as Discontinued Operations, and Merck will adjust its 2003 consolidated earnings expectations to reflect the separation, as appropriate.